Rapid Micro Biosystems Announces Global Distribution and Collaboration Agreement with the Life Science business of Merck KGaA, Darmstadt, Germany
Significantly extends commercial reach of Growth Direct through expanded global sales channels; enables opportunities for collaboration on supply chain efficiencies, services, and joint product development.
Lexington, Mass., February 27, 2025 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company” or “Rapid Micro”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced that it has entered into a five-year global distribution and collaboration agreement (the “Agreement”) with the Life Science business of Merck KGaA , Darmstadt, Germany, which operates in the U.S. as MilliporeSigma (“MilliporeSigma”).
The agreement grants MilliporeSigma global co-exclusive rights to sell Growth Direct systems and related consumables. MilliporeSigma may sell to customers in the pharmaceutical, medical device, personal care, cosmetics and food and beverage fields worldwide. Rapid Micro will continue to utilize its existing direct sales team and distribution channels to sell, place, validate and service its products globally. Rapid Micro will also maintain responsibility to install, validate and service any Growth Direct system sold by MilliporeSigma.
The initial term of the agreement is five years and includes a commitment to purchase a minimum number of Growth Direct systems during each of the first two years.
The agreement also enables collaboration with respect to the Company’s product and supply chain costs. In this regard, the parties intend to explore cost savings focused on leveraging MilliporeSigma’s product offerings, manufacturing capabilities and scale to accelerate progress on the Company’s strategic priority of expanding gross margins.
The agreement also enables the parties to explore additional collaboration opportunities, including services and joint technology development efforts to enhance existing offerings and introduce new products.
“This strategic distribution and collaboration agreement represents a transformative opportunity, and we are excited to partner with MilliporeSigma, a highly respected leader in the life sciences industry,” said Robert Spignesi, President and CEO of Rapid Micro Biosystems. “MilliporeSigma’s global scale, top-tier brand and industry leadership, coupled with Rapid Micro’s market-leading Growth Direct system, consumables and services, will significantly expand our commercial reach and depth. We are confident this collaboration will enhance value to customers worldwide, while meaningfully advancing our priorities of accelerating Growth Direct System placements, improving gross margins and driving innovation.”

The Growth Direct system is the only fully automated, non-destructive growth-based platform for MQC testing that offers manufacturers faster time to results, improved data integrity and enhanced accuracy.
To learn more about the Company and the Growth Direct® platform, please visit our website at www.rapidmicrobio.com.

About Rapid Micro Biosystems

Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered in Lexington, Massachusetts and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on X (formerly known as Twitter) at @rapidmicrobio or on LinkedIn.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Agreement and the terms thereof, including future collaboration opportunities between the parties, and the Company’s products and technology, including the intended benefits thereof.
In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the Company’s ability to maintain and grow its relationships with its collaborators, including MilliporeSigma; the Company’s ability to manage its collaboration with MilliporeSigma and to realize the intended benefits of the Agreement; the impact of the terms of the Agreement on the Company’s business and results of operations; the Company’s ability to negotiate and enter into future collaboration opportunities with MilliporeSigma, and to realize the intended benefits therefrom; the purchasing decisions, practices and timing of customers for the Company’s products; and the other important factors outlined under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 7, 2024, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Rapid Micro Biosystems Investor Contact:
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com

Rapid Micro Biosystems Media Contact:
media@rapidmicrobio.com